Filed in the Office of	Business Number E0402072006-3
F V Aguilar	Filing Number 20233261311
Secretary of State State Of Nevada	Filed On 6/12/2023 9:35:00 AM
	Number of Pages 2

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**
☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**
☒ **Certificate of Amendment to Designation - After Issuance of Class or Series**
☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information: Name of entity: Ocean Thermal Energy Corporation

Entity or Nevada Business Identification Number (NVID): NV20061033891

2. Effective date and time: For Certificate of Designation or Amendment to Designation Only (Optional): Date: ______ Time: ______ (must not be later than 90 days after the certificate is filed)

3. Class or series of stock: (Certificate of Designation only) The class or series of stock being designated within this filing:

4. Information for amendment of class or series of stock: The original class or series of stock being amended within this filing: Series D Convertible Preferred Stock

5. Amendment of class or series of stock:

☐ Certificate of Amendment to Designation- Before Issuance of Class or Series
As of the date of this certificate no shares of the class or series of stock have been issued.

☒ Certificate of Amendment to Designation- After Issuance of Class or Series
The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.

6. Resolution: Certificate of Designation and Amendment to Designation only)

By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*

This amendment only increases the authorized Series D Convertible Preferred Stock to 1,400 shares as provided in the attached resolution.

7. Withdrawal: Designation being Withdrawn: ______ Date of Designation: ______

No shares of the class or series of stock being withdrawn are outstanding.

The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *

8. Signature: (Required) X [signature] Signature of Officer Date: 6/9/2023

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

Ocean Thermal Energy Corporation

(OTC: CPWR)

WRITTEN RESOLUTIONS
in lieu of
Board of Directors Meeting

The following resolutions are hereby unanimously approved by the Board of Directors of Ocean Thermal Energy Corporation ("OTE"):

1. RESOLVED, that any defect in the notice for this meeting is hereby waived;

2. RESOLVED, that the Certificate of Designation for the Series D Convertible Preferred Share offering be amended to increase the number of shares offered thereunder to one thousand and four hundred (1,400);

3. RESOLVED, that OTE accept investment of amounts of $4,000 or greater under the aforementioned Series D offering and that previously accepted investments at such amounts are hereby ratified;

4. RESOLVED, that the compensation of all Directors and Officers of OTE is hereby increased by twenty-five percent (25%) and that the compensation of other consultants and professional advisors may be similarly increased at the discretion of the Chairman of OTE;

5. RESOLVED, that the Officers of OTE are hereby authorized and directed to take all actions necessary and appropriate to update financial audits and SEC filings to bring OTE current with all applicable public company requirements.

6. RESOLVED, that the Officers of OTE are hereby authorized and directed to take all actions necessary and appropriate to implement these resolutions.

Dated: June 6, 2023

Jeremy P. Feakins

Antoinette R. Hempstead

Peter Wolfson